UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

          Date  of  Report  (Date  of  Earliest  Event  Reported):  May 12, 2004

                            Security Biometrics, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                0-30711                                    98-0209119
     (Commission  File  Number)                        (I.R.S.  Employer
                                                     Identification Number)

                                 (212) 931-5760
              (Registrant's Telephone Number, Including Area Code)

       200  Broadhollow  Road, Suite  207, Melville,  NY               11747
         (Address  of  Principal  Executive  Offices)                (Zip  Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Items  1  through  4, 6 and 8 through 12 are inapplicable and have been omitted.

Item  5.          Other  Events  and  Required  FD  Disclosure.

          The Board of Directors of Security Biometrics, Inc. (the "Company") has appointed Rear Admiral Stuart Platt (USN Ret.) to fill a vacancy on the Board created by the resignation of Mr. David Angus from the Board on May 12, 2004. Mr. Angus had served on the Audit and Nominating and Corporate Governance Committees of the Board. The Board of Directors has also elected Mr. Wayne Taylor, currently a director, to the position of interim Chief Executive Officer, to replace Mr. Michel Berty, who resigned from his positions as Chairman, Chief Executive Officer and director on May 13, 2004. In addition, the Board of Directors elected Mr. David Weiss to the position of Chief Financial Officer of the Company. Mr. Weiss had been acting Chief Financial Officer. The Company issued a press release on May 17, 2004 discussing the changes described above, a copy of which is attached hereto as Exhibit 99.1.

Item  7.          Financial  Statements  and  Exhibits.

     (c)  Exhibits

          99.1  -  Press  Release  dated  May  17,  2004


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         SECURITY  BIOMETRICS,  INC.


                         By:    /s/ David  Weiss
                                -----------------------
                         Name:  David  Weiss
                         Title: Chief  Financial  Officer



Dated:  May  17,  2004


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                                Index to Exhibits

Number          Description
------          -----------

99.1               Press  Release  dated  May  17,  2004


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